Exhibit 99.1

Newton Golf Company Announces Name Change and 1-for-30 Reverse Stock Split

Company to trade under new ticker symbol “NWTG” on Nasdaq beginning March 17, 2025

CAMARILLO, Calif., March 11, 2025 (GLOBE NEWSWIRE) -- via IBN – Newton Golf Company (Nasdaq: SPGC) (“Newton Golf” or the “Company”), a leader in premium golf equipment innovation, today announces that it has officially changed its corporate name from Sacks Parente Golf, Inc. to Newton Golf Company to better reflect its commitment to revolutionizing golf through advanced physics and precision engineering.

In addition, the Company’s Board of Directors has approved a 1-for-30 reverse stock split, which is expected to take effect at the opening of trading on March 17, 2025. Effective that same day, the Company’s common stock will begin trading on a split-adjusted basis under the new ticker symbol “NWTG” on the Nasdaq Capital Market.

The Meaning Behind Newton Golf

The name Newton Golf pays tribute to Sir Isaac Newton, whose groundbreaking discoveries in physics forever changed our understanding of motion and force—principles that are fundamental to the game of golf. Much like Newton’s early insights into gravity and motion shaped modern science, Newton Golf is pioneering a new era in golf performance technology, leveraging cutting-edge engineering to enhance distance, control, and consistency for golfers of all skill levels.

“This name change marks a new chapter in our company’s evolution as we push the boundaries of performance in golf equipment,” said Greg Campbell, Chairman and CEO of Newton Golf Company. “Sir Isaac Newton’s revolutionary thinking changed the world, and Newton Golf embodies that same spirit of discovery and innovation. Our advanced physics-driven designs are setting new standards in golf technology, from high-performance shafts to next-generation putters.”

Recent Capital Raise and Financial Position

In December 2024, the Company completed an underwritten public offering, raising approximately $8.4 million in gross proceeds before deducting underwriting fees and offering expenses. This infusion of capital strengthens Newton Golf’s ability to advance its strategic initiatives, accelerate product development, and enhance operational capabilities.

Key Details of the Reverse Stock Split

●	Every 30 shares of issued and outstanding common stock will automatically convert into one share.

●	No fractional shares will be issued; instead, any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

●	The Company’s common stock will continue to trade on Nasdaq under the ticker symbol “NWTG” with a new CUSIP number assigned upon implementation of the split.

“The reverse stock split is a strategic step that enhances our ability to attract institutional investors and strengthens our position in the public markets,” added Campbell. “We remain focused on executing our long-term growth strategy, expanding our product offerings, and delivering industry-leading innovations.”

No Action Required for Shareholders

The name change and ticker symbol update will not affect the rights of existing shareholders. Similarly, shareholders do not need to take any action regarding the reverse stock split. Their shareholdings will be adjusted automatically, and their existing stock certificates or book- entry positions will be updated accordingly.

Stockholders holding shares through brokerage accounts will have their positions adjusted to reflect the reverse split. For additional details, shareholders are encouraged to contact their broker or the Company’s transfer agent:

Transfer Agent Contact

VStock Transfer, LLC

18 Lafayette Place

Woodmere, NY 11598

Phone: (212) 828-8436

About Newton Golf Company

Newton Golf Company (Nasdaq: SPGC) is a technology-driven golf company dedicated to revolutionizing the sport with cutting-edge, high- performance products. The Company’s expanding portfolio includes innovative golf shafts, putters, grips, and other golf-related accessories designed for golfers of all skill levels. With a commitment to superior craftsmanship and performance, Newton Golf continues to push the boundaries of golf technology. The Company’s manufacturing facility in St. Joseph, Missouri, ensures elite quality control, with all products made and assembled in the USA. For more information, please visit the Company’s website at www.newtongolfco.com or on social media at @newtongolfco.com, @newtonshafts, or @gravityputters.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the future financial performance of Newton Golf Company (the “Company”) and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “potential,” “continues,” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the reverse stock split, the Company’s ability to maintain compliance with Nasdaq listing requirements, the potential for increased institutional investor interest, the Company’s future growth strategy, expansion of its product portfolio, anticipated financial performance, and future business prospects.

These forward-looking statements reflect the Company’s current expectations and projections based on information available as of the date of this release and are subject to a number of risks and uncertainties, including, but not limited to, general economic, financial, and business conditions; changes in consumer demand and industry trends; the Company’s ability to successfully implement its strategic initiatives; competition in the golf equipment market; supply chain disruptions; regulatory compliance and legal proceedings; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company cautions investors that forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Company Contact:

Newton Golf Company

551 Calle San Pablo

Camarillo, CA 93012

https://newtongolfco.com/

Investor Contact:

Scott McGowan

InvestorBrandNetwork (IBN)

Phone: 310.299.1717

ir@newtongolfco.com